Exhibit 10.2

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of August 27, 2010, but is effective as of July 23, 2010, by and between SILICON VALLEY BANK (“Bank”) and POKERTEK, INC., a North Carolina corporation (“Borrower”), with its principal place of business at 1150 Crews Road, Suite F, Matthews, North Carolina 28105.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 25, 2008 (as the same has and may continue to be from time to time further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank (i) extend the Maturity Date, (ii) reduce the Facility Amount, and (iii) amend certain other provisions of the Loan Agreement.

D.           Although Bank is under no obligation to do so, Bank is willing to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Collateral Audit.  Notwithstanding anything to the contrary in Section 6.2(c) of the Loan Agreement, prior to the occurrence of an Event of Default, Borrower shall be obligated to pay for not more than one (1) audit per year.

2.2 Section 13 (Definitions).

(a) The following terms and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced in alphabetical order with the following:

“Adjusted Quick Ratio” is the ratio of (i) Quick Assets to (ii) Current Liabilities, minus the current portion of Deferred Revenue.

“Facility Amount” is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

“Maturity Date” is October 21, 2010.

“Total Commitment Amount” is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

(b) Section 13.1 of the Loan Agreement is hereby amended by amending clause (c) of the definition of “Eligible Domestic Accounts” in Section 13.1 of the Loan Agreement as follows:

(c) Accounts billed and payable outside of the United States unless such Accounts (i) are otherwise Eligible Domestic Accounts and (ii) the Bank approves of such Accounts in writing;

2.3 Canadian Account Advances Sublimit.  Bank and Borrower hereby agree that effective as of July 23, 2010, all Obligations due and owing to Bank in connection with the Canadian Account Advances have been paid in full and that Bank has no further commitment or obligation to make Canadian Account Advances to Borrower under the Loan Agreement.  The defined terms “Canadian Account Advances”, “Canadian Facility Amount” and “Eligible Canadian Accounts” and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such terms in the Loan Agreement are hereby deleted in their entirety and from and after the date hereof shall be of no further force and effect under the Loan Agreement.

2.4 Exim Loan Facility.  Bank and Borrower hereby agree that effective as of July 23, 2010, all Obligations due and owing to Bank in connection with the Exim Advances have been paid in full and that Bank has no further commitment or obligation to make Exim Advances to Borrower under the Exim Loan Agreement.  Bank and Borrower further agree that the Exim Loan Agreement and each of the other Exim Loan Documents shall terminate in their entirety and thereafter be of no further force or effect.  The defined terms “Exim”, “Exim Advances”, “Exim Eligible Foreign Accounts”, “Exim Loan Agreement”, “Exim Loan Documents” and “Facility Limit” and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such terms in the Loan Agreement are hereby deleted in their entirety and from and after the date hereof shall be of no further force and effect under the Loan Agreement.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, and (b) Borrower’s payment of an amendment and extension fee in an amount equal to Three Thousand Nine Hundred Thirty Seven and 50/100 Dollars ($3,937.50) and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signature Page Follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK
SILICON VALLEY BANK
By:	/s/ Christine Egitto
Name: Christine Egitto
Title: VP

BORROWER
POKERTEK, INC.
By:	/s/ Mark D. Roberson
Name: Mark D. Roberson
Title: CEO & CFO

3